SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): August 10, 2005


                                BRITESMILE, INC.
             (Exact name of registrant as specified in its Charter)


         Utah                           1-11064                  87-0410364
(State or other jurisdiction      (Commission File Number)   (IRS Employer
  of incorporation)                                         Identification No.)


460 North Wiget Lane, Walnut Creek, California          94598
(Address of principal executive offices)              (Zip Code)


Registrant's Telephone Number, Including Area Code:  (925) 941-6260

ITEM 4.01 Change in Registrant's Certifying Accountant.

As previously announced by BriteSmile, Inc. (the "Company") in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 22, 2005, the Company's former independent registered public accounting firm, Deloitte & Touche ("Deloitte") resigned as the Company's independent registered public accounting firm, effective as of July 18, 2005.

On August 10, 2005, the Company engaged Stonefield Josephson as its new independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2005, and to perform procedures related to the financial statements included in the Company's quarterly reports on Form 10-Q, beginning with the quarter ended June 25, 2005. The Audit Committee of the Board of Directors of the Company participated in and approved the decision to engage Stonefield. During the 52 week periods ended December 25, 2004, and December 27, 2003, and through July 25, 2005 (the date of Stonefield's proposed engagement letter to the Company and following the resignation of Deloitte), the Company had not consulted with Stonefield regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company or oral advice was provided that Stonefield concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any manner that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event, as that term is defined in
Item 304(a)(1)(v) of Regulation S-K.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BRITESMILE, INC.




                                    By: /s/ Kenneth Czaja
Date: August 12, 2005                   Kenneth Czaja
                                        Chief Financial Officer